Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-195348) pertaining to the 2014 Equity Incentive Award Plan, the 2014 Employee Stock Purchase Plan, and the Amended and Restated 2003 Stock Plan of Achaogen, Inc. of our report dated March 16, 2015, with respect to the consolidated financial statements of Achaogen, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP
Redwood City, California
March 16, 2015